UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2025

VALERO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way

San Antonio, Texas 78249

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2025, Valero Energy Corporation (the “Company”) amended and restated its existing revolving credit agreement dated as of November 22, 2022 to, among other things, extend the maturity from November 22, 2027 to October 16, 2030. The amended and restated credit agreement (the “Credit Facility”) was entered into by and among the Company, JPMorgan Chase Bank, N.A. as Administrative Agent and the other financial institutions party thereto. The Credit Facility provides for a revolving credit facility in an aggregate principal amount of up to $4,000,000,000 with a letter of credit subfacility of up to $2,400,000,000. Revolving commitments under the Credit Facility may be increased by up to $1,500,000,000 for a total revolving commitment of $5,500,000,000.

Borrowings under the Credit Facility bear interest, at the Company’s election, at either (i) the Term SOFR Rate (as defined in the Credit Facility) plus a margin ranging from 0.9% to 1.5% per annum, based upon the Company’s ratings from S&P, Moody’s and Fitch, or (ii) the Alternate Base Rate (as defined in the Credit Facility) plus a margin ranging from 0.0% to 0.5% per annum, based upon the Company’s ratings from S&P, Moody’s and Fitch.

The Credit Facility requires the Company to pay a commitment fee accruing on the daily amount of used and unused commitments of the lenders at a rate ranging from 0.1% to 0.25% per annum, based upon the Company’s ratings from S&P, Moody’s and Fitch.

Interest and commitment fees under the Credit Facility are payable quarterly in arrears (or shorter, if the interest period elected by the Company is shorter than 3 months). In addition to the commitment fee, the Credit Facility also requires the Company to pay customary letter of credit participation and fronting fees to the lenders and a customary agency fee to the Administrative Agent.

The Credit Facility contains various customary affirmative and negative covenants and events of default. Proceeds under the Credit Facility will be used for general corporate purposes.

The foregoing description is not complete and is qualified in its entirety by reference to the Credit Facility which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Credit Facility is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Amended and Restated Revolving Credit Agreement, dated as of October 16, 2025, among Valero Energy Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other financial institutions from time to time party thereto.

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2025

VALERO ENERGY CORPORATION

By:	/s/ Richard J. Walsh
Richard J. Walsh
Executive Vice President and General Counsel

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